EXHIBIT 21

                                  SUBSIDIARIES

                                                        STATE OR OTHER
                                                        JURISDICTION OF
PARENT                                                  INCORPORATION
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High Country Bancorp, Inc.                                 Colorado




SUBSIDIARIES (1)
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High Country Bank                                        United States


SUBSIDIARIES OF HIGH COUNTRY BANK
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High Country Title and Escrow Company                    United States






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(1)  The assets,  liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in Item 7 hereof.